UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

HEARTSCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, HeartSciences Inc. (the “Company”) entered into a Loan and Security Agreement on April 24, 2020 (the “Original Loan Agreement”), as amended by Amendment No. 1 to the Loan and Security Agreement, dated September 30, 2021 (the “No. 1 Amendment”), Amendment No. 2 to the Loan and Security Agreement, dated November 3, 2021 (the “No. 2 Amendment”), Amendment No. 3 to the Loan and Security Agreement, dated May 24, 2022 (the “No. 3 Amendment”), Amendment No. 4 to the Loan and Security Agreement, dated January 19, 2023 (the “No. 4 Amendment”), Amendment No. 5 to the Loan and Security Agreement, dated September 29, 2023 (the “No. 5 Amendment”), Amendment No. 6 to the Loan and Security Agreement, dated August 19, 2024 (the “No. 6 Amendment” and, collectively with the Original Loan Agreement, the No. 1 Amendment, the No. 2 Amendment, the No. 3 Amendment, the No. 4 Amendment and the No. 5 Amendment, the “Loan Agreement”), for the Company to borrow $500,000 from Front Range Ventures LLC (“FRV”) as evidenced by a secured, non-convertible promissory note, dated April 24, 2020, as amended by the Amended and Restated Secured Promissory Note, dated September 29, 2023, and the Amended and Restated Secured Promissory Note dated August 19, 2024 (as amended, the “Note”). The Note accrued interest at a rate of 12% per annum, compounded annually, and had an original maturity date of September 30, 2021, which was subsequently amended to, among other things, extend the maturity date on several occasions.

On September 26, 2025, the Company and FRV entered into Amendment No. 7 to the Loan Agreement (the “Amended Loan Agreement”) and No. 3 Amended and Restated Secured Promissory Note (the “Amended Note”), pursuant to which the parties agreed to further extend the maturity date of the Note to September 30, 2026 (the “Maturity Date”) and for the Company to pay the outstanding accrued interest under the Note as follows: (i) a payment of accrued unpaid interest as of September 30, 2025 on or before such date, and (ii) all accrued unpaid interest due thereafter shall be payable on the Maturity Date. In addition, the Company may elect to repay all or any part of the outstanding principal amount of the Amended Note in its sole discretion at any time prior to the Maturity Date, provided such repayment shall not be less than $50,000 and shall first be applied to accrued interest and thereafter to the outstanding principal amount.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

Regulation A Offering

As previously disclosed, on February 12, 2025, the Company filed an Offering Statement on Form 1-A (File No. 024-12572) (as amended and supplemented from time to time, the “Form 1-A”), with the U.S. Securities and Exchange Commission (the “SEC”) and which was qualified by the SEC on March 10, 2025, to register the offering of up to 4,285,714 units of the Company (the “Units”) at an offering price of $3.50 per Unit, for a maximum offering amount of $15,000,000 worth of Units (collectively, the “Offering”). Each Unit consists of one share of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”) and one warrant (each a “Warrant” and collectively the “Warrants”) to purchase one share of the Company’s common stock, $0.001 par value per share (the “common stock”), at an exercise price of $5.00 per share.

As of October 1, 2025, the Company has received a total of $6.7 million of gross proceeds, resulting in the issuance of 1,912,383 Units, as a result of several closings of the Offering. As of October 1, 2025, holders of 1,331,044 shares of Series D Preferred Stock, received as part of the issued Units, have elected to convert such shares of Series D Preferred Stock into 1,331,044 shares of common stock (the “Reg A Issuance”).

Debt Exchange

As of October 1, 2025, the Company has exchanged $2,060,000 in principal and $45,000 of accrued interest of the unsecured promissory note issued to a certain third party for 597,578 shares of the Company’s common stock, reducing the principal amount and accrued interest of such note by such amount, respectively (the “Debt Exchange”).

As a result of the Reg A Issuance and the Debt Exchange, there are 3,069,635 shares of common stock issued and outstanding as of October 1, 2025.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Amendment No. 7 to Loan and Security Agreement by and between HeartSciences Inc. and Front Range Ventures LLC dated September 26, 2025.
10.2*	No. 3 Amended and Restated Secured Promissory Note by and between HeartSciences Inc. and Front Range Ventures LLC dated September 26, 2025.
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTSCIENCES INC.

Date:	October 1, 2025	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer and Chairman of the Board of Directors